EXHIBIT 3.25

DFI/CORP/38 RECORD 2/00	United States of America State of Wisconsin
DEPARTMENT OF FINANCIAL INSTITUTIONS
To All to Whom These Presents Shall Come, Greeting:
     I, RAY ALLEN, Deputy Administrator, Division of Corporate & Consumer Services, Department of Financial Institutions, do hereby certify that the annexed copy has been compared by me with the record on file in the Corporation Section of the Division of Corporate & Consumer Services of this department and that the same is a true copy thereof and the whole of such record; and that I am the legal custodian of said record, and that this certification is in due form.

IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed the official seal of the Department.

RAY ALLEN, Deputy Administrator
Division of Corporate & Consumer Services
Department of Financial Institutions

DATE: JUN 1 8 2007	BY:
Effective 1, 1996, the Department of Financial Institutions assumed the functions previously performed by the Corporations Division of the Secretary of State and is the successor custodian of corporate records formerly held by the Secretary of State.

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Sec. 183.0202 Wis. Stats.
State of Wisconsin
Department of Financial Institutions
ARTICLES OF ORGANIZATION — LIMITED LIABILITY COMPANY
Executed by the undersigned for the purpose of forming a Wisconsin limited liability company under Ch. 183 of the Wisconsin statutes:

Article 1.	Name of the limited liability company:
Modeling Solutions, LLC

Article 2.	The limited liability company is organized under Ch. 183 of the Wisconsin
Statutes.

Article 3.	Name of the initial registered agent.
Edward A Dow

Article 4.	Street address of the initial registered office.
W268N1988 Shooting Star Road
Pewaukee, WI 53072
United States of America

Article 5.	Management of the limited liability company shall be vested in:
Members

Article 6.	Name and complete address of each organizer:

Edward A. Dow
W268N1988 Shooting Star Road
Pewaukee, WI 53072 United States of America

Other Information	This document was drafted by:
Edward A. Dow

Signature:
Edward A. Dow

Contact Information:

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Edward A. Dow
W268N1988 Shooting Star Road
Pewaukee, WI 53072
United States of America
edow@wi.rr.com
262-695-9343

Date & Time of Receipt:
10/3/2005 1:16:30 PM

Credit Card Transaction Number:
2005103676212
ARTICLES OF ORGANIZATION — Limited Liability Company (Ch. 183)
Filing Fee: $130.00
Total Fee: $130.00
ENDORSEMENT
State of Wisconsin
Department of Financial Institutions

EFFECTIVE DATE	Name Check Initials
10/3/2005	MOC

Examiner’s Initials
FILED	MOC
10/5/2005	Entity ID Number
M065263